EXHIBIT 21.1

REV GROUP, INC.
SUBSIDIARIES AND JURISDICTION OF INCORPORATION

Subsidiary	Jurisdiction of Incorporation
Capacity of Texas, Inc.	Texas
Detroit Truck Manufacturing, LLC	Michigan
E-one, Inc.	Delaware
Ferrara Fire Apparatus Holding Company, Inc.	Delaware
Ferrara Fire Apparatus, Inc.	Louisiana
FFA Acquisition Company, Inc.	Delaware
FFA Holdco, Inc.	Delaware
General Coach America, Inc.	Delaware
Goldshield Fiberglass, Inc.	Delaware
Goshen Coach, Inc.	Indiana
Halcore Group, Inc.	Indiana
Horton Enterprises, Inc.	Indiana
KME Global, LLC	Pennsylvania
KME Holdings, LLC	Delaware
KME RE Holdings, LLC	Delaware
Kovatch Mobile Equipment Corp.	Pennsylvania
Midwest Automotive LLC	Nevada
Mobile Products, Inc.	Kansas
REV Ambulance Group Orlando, Inc.	Florida
REV Financial Services LLC	Delaware
REV Group Enterprises, Inc.	Nevada
REV Group International, Inc.	Delaware
REV Holding Corp.	Delaware
REV Industries, Inc.	Missouri
REV Insurance Solutions LLC	Delaware

Subsidiary	Jurisdiction of Incorporation
REV Parts, LLC	Nevada
REV Recreation Group Funding, Inc.	Delaware
REV Recreation Group, Inc.	Delaware
REV Renegade Holdings Corp.	Delaware
REV Renegade LLC	Delaware
REV RTC, Inc.	Delaware
Revability, Inc.	Delaware
REVITUP Digital and Business Solutions Pvt. Ltd.	India
Smeal Holding, LLC	Michigan
Smeal LTC, LLC	Michigan
Smeal SFA, LLC	Michigan
Spartan Fire, LLC	Nevada